News Release
EXHIBIT 99.1
SM ENERGY REPORTS THIRD QUARTER 2024 RESULTS
HIGHLIGHTING EXCELLENT OPERATIONAL EXECUTION THAT DELIVERED
INCREASED OIL PRODUCTION ON LOWER CAPITAL

DENVER, CO October 31, 2024 - SM Energy Company (the “Company”) (NYSE: SM) today reported operating and financial results for the third quarter 2024 and provided certain full year and fourth quarter 2024 guidance.
Excellent operational execution drove strong third quarter results including:
•Net production was 15.6 MMBoe, or 170.0 MBoe/d, at 46% oil or 77.4 MBbls/d, which exceeded guidance. Higher than expected oil production and total production were driven largely by better than expected performance in both the Midland Basin and South Texas, as well as the timing of completions in South Texas. Continued strong quarterly performance in the Midland Basin and South Texas is expected to support full year production volumes at the high end of expectations for these areas.
•Net income was $240.5 million, or $2.09 per diluted common share, Adjusted net income(1) was $1.62 per diluted common share, net cash provided by operating activities was $452.3 million and Adjusted EBITDAX(1) was $481.5 million, all of which benefited from strong oil production and lower than expected operating costs.
•Net cash provided by operating activities of $452.3 million before net change in working capital of $(32.0) million totaled $420.2 million(1) and capital expenditures of $302.1 million adjusted for a change in capital expenditure accruals of $(11.7) million were $290.4 million.(1)
•Adjusted free cash flow(1) was $129.8 million, up 32% from the second quarter 2024.
Portfolio expansion sets up for an exciting 2025 with significantly increased scale:
•Utah adds a third core area to the Company’s top-tier portfolio. On October 1, 2024, the Company completed the previously announced $2.1 billion acquisition of an undivided 80 percent interest in the Uinta Basin assets of XCL Resources (and affiliated entities) and Altamont Energy (the “Uinta Basin Acquisitions”), adding high oil content production, approximately 63,300 net acres and multiple years of incremental quality drilling inventory. This acquisition of low breakeven assets is expected to be accretive to all financial metrics.
•Three recent wells in Utah reached peak 30-day initial production rates testing the Douglas Creek in the Upper Cube. The test wells averaged 870 Boe/d per well at 94% oil.
•Increased scale supports an increased borrowing base and lender commitments under the Company’s senior secured revolving credit facility. The borrowing base was increased to $3.0 billion and lender commitments to $2.0 billion (see Financial Position and Liquidity below for further discussion).
•Activity in the Klondike area of the Midland Basin includes the completion of eight wells that confirm oil saturated sandstone and the conventional nature of the play, in-line with the Company’s geologic modeling. Two Klondike wells with average lateral lengths of approximately 11,500 feet have reached peak 30-day initial production rates, which averaged 918 Boe/d per well at 93% oil.
•Initial wells targeting the Woodford-Barnett in the Sweetie Peck area continue to perform well with cumulative oil production exceeding the peer average in the area to date by more than 50%.
•In South Texas, the Company has successfully fulfilled its obligation under its drill-to-earn arrangement to add 8,663 net acres in the northern, high oil/liquids content Austin Chalk.

President and Chief Executive Officer Herb Vogel comments: “2024 is proving to be a highly successful year for SM Energy. Exceptional operational performance, magnified by increased top-tier portfolio scale and substantial oil production growth, supports a strong balance sheet and upside value creation opportunity.
“Looking ahead, we are keenly focused on our Utah operations. Along with the investment community, we are invigorated by the opportunity to unlock value in an overlooked basin, and we expect to deliver results attributable to the crude profile, high margins and substantial scale that the Uinta Basin Acquisitions provide. In the fourth quarter, we expect to sequentially grow our oil and total production volumes by around 40% and 25%, respectively, and execute a smooth integration of the Utah operations. We will diligently work to develop a 2025-2027 operating plan that will optimize capital efficiency and demonstrate the value of our expanded portfolio.

“We are very excited to be among the core operators in Utah. We welcome our new employees and look forward to becoming actively involved in our new communities.”
THIRD QUARTER 2024 RESULTS

NET PRODUCTION BY OPERATING AREA
Third Quarter 2024
	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	5,099 / 55.4	2,019 / 21.9	7,118 / 77.4
Natural Gas (MMcf / MMcf/d)	16,067 / 174.6	18,472 / 200.8	34,540 / 375.4
NGLs (MBbl / MBbl/d)	7 / -	2,758 / 30.0	2,765 / 30.1
Total (MBoe / MBoe/d)	7,784 / 84.6	7,855 / 85.4	15,639 / 170.0
Note: Totals may not calculate due to rounding.
•Third quarter net production volumes were 15.6 MMBoe (170.0 MBoe/d) and were 46% oil (77.4 MBbl/d). Volumes were 50% from the Midland Basin and 50% from South Texas.
•Third quarter net production exceeded expectations due to strong base production performance from both Midland Basin and South Texas wells, as well as the early turn-in-line of eight wells in South Texas.

REALIZED PRICES BY OPERATING AREA
	Third Quarter 2024
	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$75.88	$71.79	$74.72 / $74.65
Natural Gas ($/Mcf)	$1.20	$1.69	$1.46 / $1.95
NGLs ($/Bbl)	nm	$21.69	$21.70 / $21.79
Per Boe	$52.20	$30.05	$41.08 / $42.13
Note: Totals may not calculate due to rounding.
•Third quarter average realized price before the effect of hedges was $41.08 per Boe, and average realized price after the effect of hedges was $42.13 per Boe.(1)
•Third quarter benchmark pricing included NYMEX WTI at $75.10/Bbl, NYMEX Henry Hub natural gas at $2.16/MMBtu and OPIS Composite NGLs at $26.68/Bbl.
•The effect of commodity net derivative settlements for the third quarter was a gain of $1.05 per Boe, or $16.5 million.

For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying slide deck.
NET INCOME, NET INCOME PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Third quarter 2024 net income was $240.5 million, or $2.09 per diluted common share, compared with net income of $222.3 million, or $1.88 per diluted common share, for the same period in 2023. The primary drivers of increased net income were higher production volumes and lower operating and DD&A expenses per unit, partially offset by lower realized prices per unit and higher interest expense net of interest income. For the first nine months of 2024, net income was $582.0 million, or $5.03 per diluted common share, compared with net income of $570.8 million, or $4.75 per diluted common share, for the same period in 2023. On a per share basis, the Company’s stock repurchase program contributed to a 4.5 million share decrease in the weighted-average diluted share count during the nine months ended September 30, 2023, compared with the nine months ended September 30, 2024, further boosting EPS.
Third quarter 2024 net cash provided by operating activities of $452.3 million before net change in working capital of $(32.0) million totaled $420.2 million,(1) compared with net cash provided by operating activities of $383.0 million before net change in working capital of $52.9 million that totaled $435.9 million(1) for the same period in 2023. The $(15.7) million, or 4%, decrease in the current year period is primarily due to lower realized prices and increased interest expense net of interest income, partially offset by higher production and lower costs. For the first nine months of 2024, net cash provided by operating activities of $1,204.6 million before net change in working capital of $15.4 million totaled $1,220.1 million,(1) compared with net cash provided by operating activities of $1,097.9 million before net change in working capital of $57.3 million that totaled $1,155.2 million(1) for the same period in 2023.
ADJUSTED EBITDAX,(1) ADJUSTED NET INCOME,(1) AND NET DEBT-TO-ADJUSTED EBITDAX(1)
Third quarter 2024 Adjusted EBITDAX(1) was $481.5 million, up $6.0 million, or 1%, from $475.6 million for the same period in 2023. For the first nine months of 2024, Adjusted EBITDAX(1) was $1,376.5 million, up $109.3 million, or 9%, from $1,267.2 million for the same period in 2023.
Third quarter 2024 Adjusted net income(1) was $186.4 million, or $1.62 per diluted common share, compared with an Adjusted net income(1) of $205.0 million, or $1.73 per diluted common share, for the same period in 2023. For the first nine months of 2024, Adjusted net income(1) was $564.9 million, or $4.88 per diluted common share, compared with Adjusted net income(1) of $521.0 million, or $4.34 per diluted common share, for the same period in 2023.
At September 30, 2024, Net debt-to-Adjusted EBITDAX(1) was 0.5 times.
CAPITAL EXPENDITURES(1)
Third quarter 2024 capital expenditures of $302.1 million adjusted for a change in capital expenditure accruals of $(11.7) million totaled $290.4 million.(1) Capital activity during the quarter included drilling 37 net wells, of which 16 were in South Texas and 21 were in the Midland Basin, and adding 35 net flowing completions, of which 20 were in South Texas and 15 were in the Midland Basin.
For the first nine months of 2024, capital expenditures of $957.2 million adjusted for a change in capital accruals of $(33.2) million totaled $924.0 million.(1) Capital activity during the first nine months included drilling 97 net wells, of which 38 were in South Texas and 59 were in the Midland Basin, and adding 98 net flowing completions, of which 46 were in South Texas and 52 were in the Midland Basin.
ADJUSTED FREE CASH FLOW(1)
Third quarter 2024 cash flow from operations before net change in working capital totaled $420.2 million,(1) and capital expenditures before changes in accruals totaled $290.4 million,(1) delivering Adjusted free cash flow of $129.8 million.(1)

RETURN OF CAPITAL TO STOCKHOLDERS
Return of capital to stockholders during the quarter totaled $20.6 million through the payment of the Company’s $0.18 per share quarterly dividend on August 5, 2024. Since announcing the return of capital program in September 2022, the Company has repurchased approximately 10.1 million shares, or 8% of shares then outstanding, and returned $521.3 million to stockholders, inclusive of dividends and common stock repurchases.
In June 2024, the Board approved an 11% increase in the Company’s fixed quarterly dividend policy, from $0.18 to $0.20 per share, to commence in the fourth quarter 2024, and re-authorized the Company’s existing stock repurchase program in the amount of $500 million through December 31, 2027. There was $500 million available under the repurchase program as of the end of the third quarter.
FINANCIAL POSITION AND LIQUIDITY
On September 30, 2024, the outstanding principal amount of the Company’s long-term debt was $2.74 billion, with zero drawn on the Company’s senior secured revolving credit facility, and cash and cash equivalents of $1.74 billion. Net debt(1) was $1.00 billion. The cash balance at September 30, 2024 did not include restricted cash of $102.0 million that was held in escrow as a performance deposit in connection with the Uinta Basin Acquisitions.
During the third quarter of 2024, the Company issued and sold $750.0 million aggregate principal amount of 6.750% senior notes due 2029, and $750.0 million aggregate principal amount of 7.000% senior notes due 2032. The notes were issued at par. The Company used the net proceeds from the notes offerings, together with cash on hand and borrowings under its Credit Agreement, to fund the Uinta Basin Acquisitions, redeem all of its outstanding 5.625% Notes due in 2025, and pay related fees and expenses. On October 1, 2024, post-closing of the Uinta Basin Acquisitions, long-term debt was $2.93 billion including $2.74 billion principal amount of senior unsecured notes and $190 million drawn on the Company’s senior secured revolving credit facility. Cash and cash equivalents were $21 million.
COMMODITY DERIVATIVES
As of October 24, 2024, commodity derivative positions for the fourth quarter of 2024 include:
SWAPS AND COLLARS:
•Oil: Approximately 3,820 MBbls, or approximately 40% of expected 4Q 2024 net oil production, is hedged to benchmark prices at an average price of $72.08/Bbl (weighted-average of collar floors and swaps) to $78.27/Bbl (weighted-average of collar ceilings and swaps), excluding basis swaps.
•Natural gas: Approximately 8,900 BBtu, or approximately 20% of expected 4Q 2024 net natural gas production, is hedged to benchmark prices at an average price of $3.32/MMBtu (weighted-average of collar floors and swaps, excluding basis swaps).
BASIS SWAPS:
•Oil, Midland Basin differential: 1,230 MBbls of expected 4Q 2024 net Midland Basin oil production are hedged to the local price point at a positive weighted-average price of $1.21/Bbl.
•Gas, WAHA differential: 5,240 BBtu of expected 4Q 2024 net Midland Basin natural gas production are hedged to WAHA at a weighted-average price of ($0.73)/MMBtu.
•Gas, HSC differential: 5,750 BBtu of expected 4Q 2024 net South Texas natural gas production are hedged to HSC at a weighted-average price of ($0.38)/MMBtu.
A detailed schedule of these and additional derivative positions are provided in the 3Q24 accompanying slide deck.
2024 OPERATING PLAN AND GUIDANCE
The Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculation are inherently unpredictable, such as changes to, and timing of, capital accruals. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.

UPDATED GUIDANCE FULL YEAR 2024:
The following includes Uinta Basin operations for the fourth quarter:
•Net production of 62.2-63.5 MMBoe, or 170-174 MBoe/d.
•Oil production, as a percent of total production, is expected to approximate 47% inclusive of the high oil content production from the Uinta Basin in the fourth quarter.
•Full year guidance for capital expenditures (net of the change in capital accruals),(1) excluding acquisitions, is expected to range between $1.24-$1.26 billion. The projected number of net wells drilled and completed in 2024 is expected to be approximately 137 and 134, respectively.
GUIDANCE FOURTH QUARTER 2024:
The following includes Uinta Basin operations for the full quarter.
•Net production of 18.9-20.2 MMBoe, or 205-220 MBoe/d, at 51% oil.
•Capital expenditures (net of the change in capital accruals),(1) excluding acquisitions is expected to range between $320-$340 million. The Company expects to drill approximately 40 net wells, of which 13 are planned for South Texas, 14 are planned for the Midland Basin and 13 are planned for the Uinta Basin. The Company expects to turn-in-line 36 net wells, of which 8 are planned for South Texas, 20 are planned for the Midland Basin and 8 are planned for the Uinta Basin.
•LOE is expected to range between $4.90-$5.10 per Boe.
•Transportation expense is expected to range between $4.30-$4.60 per Boe.
•Ad valorem and production taxes are expected to range between $2.40-$2.50 per Boe.
•G & A, including non-cash compensation expense, is expect to range between $35 million-$38 million.
UPCOMING EVENTS
EARNINGS Q&A WEBCAST AND CONFERENCE CALL
November 1, 2024 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the third quarter 2024 financial and operating results Q&A session. This discussion will be accessible via:
•Webcast (available live and for replay) - on the Company’s website at sm-energy.com/investors (replay accessible approximately 1 hour after the live call); or
•Telephone - join the live conference call by registering at https://event.choruscall.com/mediaframe/webcast.html?webcastid=kAQMBh9B. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-689-8022.
CONFERENCE PARTICIPATION
November 21, 2024 – Stephens Annual Investment Conference. Executive Vice President and Chief Financial Officer Wade Pursell will host a fireside chat at 9:00 a.m. Central time/10:00 a.m. Eastern time and will also meet with investors in one-on-one settings. The event will be webcast, accessible from the Company’s website, and available for replay for a limited period.
December 3, 2024 – Bank of America Leveraged Finance Conference. Executive Vice President and Chief Financial Officer Wade Pursell will host a fireside chat at 8:10 a.m. Mountain time/10:10 a.m. Eastern time and will also meet with investors in one-on-one settings. The event will be webcast, accessible from the Company’s website, and available for replay for a limited period.
When applicable, updated event presentations are posted to the Company’s website the morning of the event.

DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” “establish,” “estimate,” “expects,” “goal,” “generate,” “indicate,” “maintain,” “objectives,” “optimize,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things: certain matters related to the Uinta Basin Acquisitions, including integration plans and expectations, operational plans and expectations, accretion to certain financial metrics, future drilling inventory, and projections for production; projections for the full year and fourth quarter 2024, including guidance for capital expenditures, production, the number of wells expected to be drilled and completed in total and in each of our operating areas, certain operating and G&A costs, and the percent of future production to be hedged. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K and Exhibit 99.2 to our Current Reports on Form 8-K filed on July 18, 2024, and such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure or metric. Please refer below to the section “Definitions of non-GAAP Measures and Metrics as Calculated by the Company” in Financials Highlights for additional information.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the states of Texas and Utah. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
Lindsay Miller, lmiller@sm-energy.com, 303-830-5860

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Condensed Consolidated Balance Sheets
(in thousands, except share data)	September 30,	December 31,
ASSETS	2024	2023
Current assets:
Cash and cash equivalents	$1,735,313	$616,164
Accounts receivable	226,604	231,165
Derivative assets	72,287	56,442
Prepaid expenses and other	10,224	12,668
Total current assets	2,044,428	916,439
Property and equipment (successful efforts method):
Proved oil and gas properties	12,501,494	11,477,358
Accumulated depletion, depreciation, and amortization	(7,370,881)	(6,830,253)
Unproved oil and gas properties, net of valuation allowance of $33,095 and $35,362, respectively	287,311	335,620
Wells in progress	291,197	358,080
Other property and equipment, net of accumulated depreciation of $62,435 and $59,669, respectively	45,149	35,615
Total property and equipment, net	5,754,270	5,376,420
Noncurrent assets:
Acquisition deposit held in escrow	102,000	—
Derivative assets	11,584	8,672
Other noncurrent assets	115,490	78,454
Total noncurrent assets	229,074	87,126
Total assets	$8,027,772	$6,379,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$560,839	$611,598
Derivative liabilities	2,401	6,789
Other current liabilities	17,859	15,425
Total current liabilities	581,099	633,812
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	2,706,700	1,575,334
Asset retirement obligations	125,327	118,774
Net deferred tax liabilities	467,459	369,903
Derivative liabilities	448	1,273
Other noncurrent liabilities	85,193	65,039
Total noncurrent liabilities	3,385,127	2,130,323
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 114,418,413 and 115,745,393 shares, respectively	1,144	1,157
Additional paid-in capital	1,492,778	1,565,021
Retained earnings	2,570,108	2,052,279
Accumulated other comprehensive loss	(2,484)	(2,607)
Total stockholders’ equity	4,061,546	3,615,850
Total liabilities and stockholders’ equity	$8,027,772	$6,379,985

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues and other income:
Oil, gas, and NGL production revenue	$642,380	$639,699	$1,835,427	$1,757,032
Other operating income, net	1,233	1,202	2,611	8,128
Total operating revenues and other income	643,613	640,901	1,838,038	1,765,160
Operating expenses:
Oil, gas, and NGL production expense	148,380	138,264	422,377	426,200
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	202,942	189,353	548,781	501,374
Exploration (1)	12,097	10,245	47,772	43,633
General and administrative (1)	35,141	29,255	96,431	84,424
Net derivative (gain) loss (2)	(86,283)	75,355	(70,256)	12,352
Other operating expense, net	384	2,832	4,206	20,182
Total operating expenses	312,661	445,304	1,049,311	1,088,165
Income from operations	330,952	195,597	788,727	676,995
Interest expense	(50,682)	(23,106)	(94,362)	(67,713)
Interest income	18,017	4,106	31,120	13,802
Other non-operating expense	(637)	(233)	(684)	(696)
Income before income taxes	297,650	176,364	724,801	622,388
Income tax (expense) benefit	(57,127)	45,979	(142,786)	(51,619)
Net income	$240,523	$222,343	$582,015	$570,769

Basic weighted-average common shares outstanding	114,405	117,823	114,870	119,589
Diluted weighted-average common shares outstanding	114,993	118,328	115,701	120,165
Basic net income per common share	$2.10	$1.89	$5.07	$4.77
Diluted net income per common share	$2.09	$1.88	$5.03	$4.75
Net dividends declared per common share	$0.20	$0.15	$0.56	$0.45

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,338	$1,174	$3,651	$3,021
General and administrative expense	5,249	4,864	13,742	11,498
Total non-cash stock-based compensation	$6,587	$6,038	$17,393	$14,519

(2) The net derivative (gain) loss line item consists of the following:
Net derivative settlement (gain) loss	$(16,491)	$314	$(46,288)	$(20,398)
Net (gain) loss on fair value changes	(69,792)	75,041	(23,968)	32,750
Total net derivative (gain) loss	$(86,283)	$75,355	$(70,256)	$12,352

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2023	115,745,393	$1,157	$1,565,021	$2,052,279	$(2,607)	$3,615,850
Net income	—	—	—	131,199	—	131,199
Other comprehensive income	—	—	—	—	8	8
Net cash dividends declared, $0.18 per share	—	—	—	(20,707)	—	(20,707)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,147	—	(22)	—	—	(22)
Stock-based compensation expense	1,839	—	5,018	—	—	5,018
Purchase of shares under Stock Repurchase Program	(712,235)	(7)	(33,088)	—	—	(33,095)
Balances, March 31, 2024	115,036,144	$1,150	$1,536,929	$2,162,771	$(2,599)	$3,698,251
Net income	—	—	—	210,293	—	210,293
Other comprehensive income	—	—	—	—	7	7
Net cash dividends declared, $0.18 per share	—	—	—	(20,532)	—	(20,532)
Issuance of common stock under Employee Stock Purchase Plan	56,006	1	1,843	—	—	1,844
Stock-based compensation expense	35,691	1	5,787	—	—	5,788
Purchase of shares under Stock Repurchase Program	(1,058,956)	(11)	(51,700)	—	—	(51,711)
Balances, June 30, 2024	114,068,885	$1,141	$1,492,859	$2,352,532	$(2,592)	$3,843,940
Net income	—	—	—	240,523	—	240,523
Other comprehensive income	—	—	—	—	108	108
Net cash dividends declared, $0.20 per share	—	—	—	(22,947)	—	(22,947)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	349,528	3	(6,819)	—	—	(6,816)
Stock-based compensation expense	—	—	6,587	—	—	6,587
Purchase of shares under Stock Repurchase Program	—	—	151	—	—	151
Balances, September 30, 2024	114,418,413	$1,144	$1,492,778	$2,570,108	$(2,484)	$4,061,546

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2022	121,931,676	$1,219	$1,779,703	$1,308,558	$(4,022)	$3,085,458
Net income	—	—	—	198,552	—	198,552
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(18,078)	—	(18,078)
Stock-based compensation expense	—	—	4,318	—	—	4,318
Purchase of shares under Stock Repurchase Program	(1,413,758)	(14)	(40,454)	—	—	(40,468)
Balances, March 31, 2023	120,517,918	$1,205	$1,743,567	$1,489,032	$(4,009)	$3,229,795
Net income	—	—	—	149,874	—	149,874
Other comprehensive income	—	—	—	—	13	13
Net cash dividends declared, $0.15 per share	—	—	—	(17,704)	—	(17,704)
Issuance of common stock under Employee Stock Purchase Plan	68,210	1	1,815	—	—	1,816
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	774	—	(7)	—	—	(7)
Stock-based compensation expense	56,872	1	4,162	—	—	4,163
Purchase of shares under Stock Repurchase Program	(2,550,706)	(26)	(69,457)	—	—	(69,483)
Other	19,037	—	—	—	—	—
Balances, June 30, 2023	118,112,105	$1,181	$1,680,080	$1,621,202	$(3,996)	$3,298,467
Net income	—	—	—	222,343	—	222,343
Other comprehensive income	—	—	—	—	14	14
Net cash dividends declared, $0.15 per share	—	—	—	(17,543)	—	(17,543)
Issuance of common stock under Employee Stock Purchase Plan	(18)	—	—	—	—	—
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	553,442	6	(7,881)	—	—	(7,875)
Stock-based compensation expense	—	—	6,038	—	—	6,038
Purchase of shares under Stock Repurchase Program	(2,351,642)	(24)	(97,127)	—	—	(97,151)
Balances, September 30, 2023	116,313,887	$1,163	$1,581,110	$1,826,002	$(3,982)	$3,404,293

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$240,523	$222,343	$582,015	$570,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	202,942	189,353	548,781	501,374
Stock-based compensation expense	6,587	6,038	17,393	14,519
Net derivative (gain) loss	(86,283)	75,355	(70,256)	12,352
Net derivative settlement gain (loss)	16,491	(314)	46,288	20,398
Amortization of deferred financing costs	2,182	1,371	4,925	4,114
Deferred income taxes	45,615	(51,075)	116,522	43,171
Other, net	(7,834)	(7,184)	(25,590)	(11,489)
Net change in working capital	32,040	(52,893)	(15,433)	(57,329)
Net cash provided by operating activities	452,263	382,994	1,204,645	1,097,879

Cash flows from investing activities:
Capital expenditures	(302,107)	(216,710)	(957,156)	(766,756)
Acquisition of proved and unproved oil and gas properties	(838)	(20,484)	(836)	(109,318)
Other, net	—	—	80	657
Net cash used in investing activities	(302,945)	(237,194)	(957,912)	(875,417)

Cash flows from financing activities:
Debt issuance costs related to credit facility	(2,378)	—	(2,378)	—
Net proceeds from Senior Notes	1,477,032	—	1,477,032	—
Cash paid to repurchase Senior Notes	(349,118)	—	(349,118)	—
Repurchase of common stock	—	(96,383)	(83,991)	(205,246)
Dividends paid	(20,595)	(17,800)	(62,136)	(54,167)
Net proceeds from sale of common stock	—	—	1,844	1,815
Net share settlement from issuance of stock awards	(6,815)	(7,875)	(6,837)	(7,882)
Net cash provided by (used in) financing activities	1,098,126	(122,058)	974,416	(265,480)

Net change in cash, cash equivalents, and restricted cash	1,247,444	23,742	1,221,149	(43,018)
Cash, cash equivalents, and restricted cash at beginning of period	589,869	378,238	616,164	444,998
Cash, cash equivalents, and restricted cash at end of period	$1,837,313	$401,980	$1,837,313	$401,980

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest (1)	$(41,571)	$(34,834)	$(83,130)	$(77,514)
Net cash paid for income taxes	$(194)	$(39)	$(7,623)	$(6,176)
Investing activities:
Changes in capital expenditure accruals	$(11,696)	$11,463	$(33,187)	$35,683
Non-cash financing activities (2)

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$1,735,313	$401,980	$1,735,313	$401,980
Restricted cash (3)	102,000	—	102,000	—
Cash, cash equivalents, and restricted cash at end of period	$1,837,313	$401,980	$1,837,313	$401,980

(1) Cash paid for interest, net of capitalized interest during the nine months ended September 30, 2024, does not include $9.0 million in fees paid to secure firm commitments for senior unsecured bridge term loans, in connection with the Uinta Basin Acquisitions. Please reference Note 11 - Acquisitions in Part I, Item 1 in the Company’s Form 10-Q as of September 30, 2024, for additional discussion.

(2) Please reference Note 5 - Long Term Debt in Part I, Item 1 in the Company’s Form 10-Q as of September 30, 2024, for discussion of the debt transactions executed during the nine months ended September 30, 2024.

(3) Represents a deposit held in a third-party escrow account related to the Uinta Basin Acquisitions and is included in the acquisition deposit held in escrow line item on the unaudited condensed consolidated balance sheets as of September 30, 2024. Please reference Note 11 - Acquisitions in Part I, Item 1 in the Company’s Form 10-Q as of September 30, 2024, for additional discussion regarding the Uinta Basin Acquisitions.

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s third quarter 2024 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before changes in accruals. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund discretionary obligations such as debt reduction, returning cash to stockholders or expanding the business.
Adjusted net income and Adjusted net income per diluted common share: Adjusted net income and Adjusted net income per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as “leverage ratio” or “Adjusted EBITDAX multiple”). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this metric in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity net derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity net derivative settlements on average realized price.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Production Data
	For the Three Months Ended			Percent Change Between		For the Nine Months Ended		Percent Change Between Periods
	September 30,	June 30,	September 30,	3Q24 & 2Q24	3Q24 & 3Q23	September 30,	September 30,
	2024	2024	2023			2024	2023
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$74.72	$80.48	$80.95	(7)%	(8)%	$77.08	$75.90	2%
Gas (per Mcf)	$1.46	$1.40	$2.48	4%	(41)%	$1.67	$2.48	(33)%
NGLs (per Bbl)	$21.70	$22.86	$23.61	(5)%	(8)%	$22.45	$23.40	(4)%
Equivalent (per Boe)	$41.08	$43.92	$45.24	(6)%	(9)%	$42.42	$42.47	—%
Realized sales price (including the effect of net derivative settlements): (1)
Oil (per Bbl)	$74.65	$80.31	$78.77	(7)%	(5)%	$77.12	$74.76	3%
Gas (per Mcf)	$1.95	$1.95	$2.84	—%	(31)%	$2.15	$2.86	(25)%
NGLs (per Bbl)	$21.79	$22.86	$24.21	(5)%	(10)%	$22.29	$23.83	(6)%
Equivalent (per Boe)	$42.13	$45.07	$45.22	(7)%	(7)%	$43.49	$42.96	1%
Net production volumes: (2)
Oil (MMBbl)	7.1	6.6	6.2	8%	15%	19.5	17.7	10%
Gas (Bcf)	34.5	32.2	32.9	7%	5%	97.9	98.9	(1)%
NGLs (MMBbl)	2.8	2.4	2.5	13%	11%	7.4	7.2	3%
Equivalent (MMBoe)	15.6	14.4	14.1	8%	11%	43.3	41.4	5%
Average net daily production: (2)
Oil (MBbl per day)	77.4	72.7	67.0	6%	15%	71.3	64.8	10%
Gas (MMcf per day)	375.4	354.0	357.9	6%	5%	357.3	362.2	(1)%
NGLs (MBbl per day)	30.1	26.8	27.0	12%	11%	27.1	26.3	3%
Equivalent (MBoe per day)	170.0	158.5	153.7	7%	11%	157.9	151.5	4%
Per Boe data:
Lease operating expense	$4.73	$4.82	$5.08	(2)%	(7)%	$5.01	$5.07	(1)%
Transportation costs	$2.13	$1.94	$2.07	10%	3%	$2.05	$2.58	(21)%
Production taxes	$1.87	$1.89	$1.93	(1)%	(3)%	$1.89	$1.87	1%
Ad valorem tax expense	$0.76	$0.82	$0.70	(7)%	9%	$0.82	$0.78	5%
General and administrative (3)	$2.25	$2.16	$2.07	4%	9%	$2.23	$2.04	9%
Net derivative settlement gain (loss)	$1.05	$1.15	$(0.02)	(9)%	5,350%	$1.07	$0.49	118%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$12.98	$12.46	$13.39	4%	(3)%	$12.68	$12.12	5%

(1) Indicates a non-GAAP measure or metric. Please refer above to the section “Definitions of non-GAAP Measures and Metrics as Calculated by the Company” for additional information.
(2) Amounts and percentage changes may not calculate due to rounding.
(3) Includes non-cash stock-based compensation expense per Boe of $0.34, $0.32, and $0.34 for the three months ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively, and $0.32 and $0.28 for the nine months ended September 30, 2024, and 2023, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Trailing Twelve Months Ended September 30,
	2024	2023	2024	2023	2024
Net income (GAAP)	$240,523	$222,343	$582,015	$570,769	$829,126
Interest expense	50,682	23,106	94,362	67,713	118,279
Interest income	(18,017)	(4,106)	(31,120)	(13,802)	(37,172)
Income tax expense (benefit)	57,127	(45,979)	142,786	51,619	187,489
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	202,942	189,353	548,781	501,374	737,888
Exploration (2)	10,759	9,071	44,121	40,612	58,842
Stock-based compensation expense	6,587	6,038	17,393	14,519	23,124
Net derivative (gain) loss	(86,283)	75,355	(70,256)	12,352	(150,762)
Net derivative settlement gain (loss)	16,491	(314)	46,288	20,398	52,811
Other, net	706	698	2,126	1,625	1,998
Adjusted EBITDAX (non-GAAP)	$481,517	$475,565	$1,376,496	$1,267,179	$1,821,623
Interest expense	(50,682)	(23,106)	(94,362)	(67,713)	(118,279)
Interest income	18,017	4,106	31,120	13,802	37,172
Income tax (expense) benefit	(57,127)	45,979	(142,786)	(51,619)	(187,489)
Exploration (2)(3)	(10,456)	(8,912)	(34,892)	(31,566)	(49,793)
Amortization of deferred financing costs	2,182	1,371	4,925	4,114	6,297
Deferred income taxes	45,615	(51,075)	116,522	43,171	161,607
Other, net	(8,843)	(8,041)	(36,945)	(22,160)	(27,323)
Net change in working capital	32,040	(52,893)	(15,433)	(57,329)	37,345
Net cash provided by operating activities (GAAP)	$452,263	$382,994	$1,204,645	$1,097,879	$1,681,160

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) For the periods presented, amounts exclude certain capital expenditures related to unsuccessful exploration activities.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Reconciliation of Net Income to Adjusted Net Income (1)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (GAAP)	$240,523	$222,343	$582,015	$570,769
Net derivative (gain) loss	(86,283)	75,355	(70,256)	12,352
Net derivative settlement gain (loss)	16,491	(314)	46,288	20,398
Other, net	706	698	2,126	1,625
Tax effect of adjustments (2)	14,992	(16,435)	4,740	(7,459)
Net R&D tax credit carryover (3)	—	(76,686)	—	(76,686)
Adjusted net income (non-GAAP)	$186,429	$204,961	$564,913	$520,999

Diluted net income per common share (GAAP)	$2.09	$1.88	$5.03	$4.75
Net derivative (gain) loss	(0.75)	0.64	(0.61)	0.10
Net derivative settlement gain (loss)	0.14	—	0.40	0.17
Other, net	0.01	—	0.02	0.02
Tax effect of adjustments (2)	0.13	(0.14)	0.04	(0.06)
Net R&D tax credit carryover	—	(0.65)	—	(0.64)
Adjusted net income per diluted common share (non-GAAP)	$1.62	$1.73	$4.88	$4.34

Basic weighted-average common shares outstanding	114,405	117,823	114,870	119,589
Diluted weighted-average common shares outstanding	114,993	118,328	115,701	120,165

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) The tax effect of adjustments for each of the three and nine months ended September 30, 2024, and 2023, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

(3) Adjusted net income removes the benefit of the research and development tax credit carryover related to tax years prior to 2023.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2024

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in thousands)
	As of September 30, 2024	As of October 1, 2024
Principal amount of Senior Notes (2)	$2,736,026	$2,736,026
Revolving credit facility (2)	—	190,000
Total principal amount of debt (GAAP)	2,736,026	2,926,026
Less: Cash and cash equivalents	1,735,313	21,808
Net Debt (non-GAAP)	$1,000,713	$2,904,218

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts as of September 30, 2024, are from Note 5 - Long-Term Debt in Part I, Item 1 of the Company's Form 10-Q.

Adjusted Free Cash Flow (1)
(in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities (GAAP)	$452,263	$382,994	$1,204,645	$1,097,879
Net change in working capital	(32,040)	52,893	15,433	57,329
Cash flow from operations before net change in working capital (non-GAAP)	420,223	435,887	1,220,078	1,155,208

Capital expenditures (GAAP)	302,107	216,710	957,156	766,756
Changes in capital expenditure accruals	(11,696)	11,463	(33,187)	35,683
Capital expenditures before changes in accruals (non-GAAP)	290,411	228,173	923,969	802,439

Adjusted free cash flow (non-GAAP)	$129,812	$207,714	$296,109	$352,769

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.